UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 19, 2005

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 19, 2005, ATP Oil & Gas Corporation (the “Company”) agreed to acquire the Rowan Midland mobile offshore drilling unit (“Vessel”) from Rowandrill, Inc. (“Rowan”) for modification for use as a floating offshore production unit. The net purchase price of $50 million, after payment of a $10 million performance deposit at closing on October 19, 2005, is payable over the succeeding 15 month period (the “Interim Period”) in payments of $1,050,000 per month, with the remaining balance due to Rowan on January 31, 2007. At any time prior to January 31, 2007, the Company has the right, without penalty, to pay the remaining balance of the net purchase price. During the Interim Period, the Vessel is chartered to the Company for use in its production operations in the Gulf of Mexico.

Item 9.01 — Financial Statements and Exhibits

(c)	Exhibits

10.1	Sale and Purchase Agreement, dated October 19, 2005, by and between Rowandrill, Inc. and ATP Oil & Gas Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: October 19, 2005	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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